SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 20, 2009
Date of Report (Date of earliest event reported)

FBR Capital Markets Corporation
 (Exact Name of Registrant as Specified in its Charter)

Virginia
(State or Other Jurisdiction of Incorporation)

001-33518	20-5164223
(Commission File Number)	(IRS Employer Identification No.)

1001 Nineteenth Street North

Arlington, VA 22209
 (Address of Principal Executive Office) (Zip Code)

(703) 312-9500
 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 20, 2009, FBR Capital Markets Corporation (the “Company”) closed the repurchase transaction with Friedman, Billings, Ramsey Group, Inc. (d/b/a Arlington Asset Investment Corp.) and FBR TRS Holdings, Inc. (“FBR TRS Holdings”) that we previously announced on May 18, 2009 and that was referenced in the Company’s Form 8-K filed May 19, 2009. The Company repurchased 16,667,000 shares of the Company’s common stock from FBR TRS Holdings for an aggregate purchase price of $72,501,450 (or $4.35 per share). All of the agreements referred to in the Company’s Form 8-K filed May 19, 2009 as being entered into in connection with the closing of the repurchase transaction were entered into and, likewise, the termination of the agreements referred to therein also occurred.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FBR Capital Markets Corporation

Date: May 21, 2009	By:	/s/ Bradley J. Wright
Bradley J. Wright
Executive Vice President and Chief Financial Officer

[GRAPHIC OMITTED]